Exhibit 10.12

October 5, 2022

Richard A. Young, Ph.D.

1 Longfellow Place, Apt. 3510

Boston, MA 02114

Re: Amendment #3 to Consulting Agreement

Dear Richard:

This is in reference to the Consulting Agreement between VL42, d/b/a Omega Therapeutics, Inc., and Richard A. Young, Ph.D. dated November 7, 2016 (the “Agreement”). All capitalized terms used in this letter and not otherwise defined in this letter shall have the same meaning as in the Agreement.

Whereas the parties to the Agreement have agreed to extend the term of the Agreement through November 7, 2023, the parties hereby amend and restate Section 2 of the Agreement in its entirety, to read as follows:

2. Term. This Agreement shall commence on the Effective Date hereof and shall continue until November 7, 2023 unless sooner terminated in accordance with the provisions of Section 4 herein or unless further extended by mutual written consent of the parties (such period being referred to as the “Consultation Period”).

Please sign below to confirm you agree with this Amendment, and kindly return a copy of the signed letter to us.

Sincerely,

/s/ Thomas McCauley
Thomas McCauley
Chief Scientific Officer

Agreed:

/s/ Richard A. Young
Name: Richard A. Young, Ph.D.

Omega Therapeutics, Inc., 20 Acorn Park Drive, Cambridge, MA 02140 Phone: + 617 949 4539 • www.omegatherapeutics.com